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                                                                    Exhibit 21
                                 AMERCO (NEVADA)
                            CONSOLIDATED SUBSIDIARIES



Republic Western Insurance Company                                       AZ
         Republic Claims Service Company                                 AZ
         Republic Western Syndicate, Inc.                                NY
         North American Fire and Casualty Insurance Company              LA
         RWIC Investments, Inc.                                          AZ
                  Republic Western Specialty Underwriters, Inc.          AZ
                  Ponderosa Insurance Agency, Inc.                       AZ

Oxford Life Insurance Company                                            AZ
         Oxford Life Insurance Agency, Inc.                              AZ
         Christian Fidelity Life Insurance Company                       TX
         Encore Financial, Inc.                                          WI
                  North American Insurance Company                       WI
                  Encore Agency, Inc.                                    LA
                           Community Health, Inc.                        WI
                           Community Health Partners, Inc.               IL

Amerco Real Estate Company                                               NV
         Amerco Real Estate Company of Alabama, Inc.                     AL
         Amerco Real Estate Company of Texas, Inc.                       TX
         Amerco Real Estate Services, Inc.                               NV
         One PAC Company                                                 NV
         Two PAC Company                                                 NV
         Three PAC Company                                               NV
         Four PAC Company                                                NV
         Five PAC Company                                                NV
         Six PAC Company                                                 NV
         Seven PAC Company                                               NV
         Eight PAC Company                                               NV
         Nine PAC Company                                                NV
         Ten PAC Company                                                 NV
         Eleven PAC Company                                              NV
         Twelve PAC Company                                              NV
         Sixteen PAC Company                                             NV
         Seventeen PAC Company                                           NV
         Nationwide Commercial Company                                   AZ
                  Yonkers Property Corporation                           NY
         PF&F Holdings Corporation                                       DE
                  Fourteen PAC Company                                   NV
                  Fifteen PAC Company                                    NV
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U-Haul International, Inc.                                               NV
United States:
         INW Company                                                     WA
         A & M Associates, Inc                                           AZ
         EMove, Inc.                                                     NV
         U-Haul Business Consultants, Inc                                AZ
         U-Haul Leasing & Sales Co.                                      NV
         U-Haul Self-Storage Corporation                                 NV
         U-Haul Co. of Alaska                                            AK
         U-Haul Co. of Alabama, Inc.                                     AL
         U-Haul Co. of Arkansas                                          AR
         U-Haul Co. of Arizona                                           AZ
         U-Haul Co. of California                                        CA
         U-Haul Co. of Colorado                                          CO
         U-Haul Co. of Connecticut                                       CT
         U-Haul Co. of District of Columbia, Inc.                        DC
         U-Haul Co. of Florida                                           FL
         U-Haul Co. of Georgia                                           GA
         U-Haul of Hawaii, Inc.                                          HI
         U-Haul Co. of Iowa, Inc.                                        IA
         U-Haul Co. of Idaho, Inc.                                       ID
         U-Haul Co. of Illinois, Inc.                                    IL
         U-Haul Co. of Indiana, Inc.                                     IN
         U-Haul Co. of Kansas, Inc.                                      KS
         U-Haul Co. of Kentucky                                          KY
         U-Haul Co. of Louisiana                                         LA
         U-Haul Co. of Massachusetts and Ohio, Inc.                      MA
         U-Haul Co. of Maryland, Inc.                                    MD
         U-Haul Co. of Maine, Inc.                                       ME
         U-Haul Co. of Michigan                                          MI
         U-Haul Co. of Minnesota                                         MN
         U-Haul Company of Missouri                                      MO
         U-Haul Co. of Mississippi                                       MS
         U-Haul Co. of Montana, Inc.                                     MT
         U-Haul Co. of North Carolina                                    NC
         U-Haul Co. of North Dakota                                      ND
         U-Haul Co. of Nebraska                                          NE
         U-Haul Co. of New Hampshire, Inc.                               NH
         U-Haul Co. of New Jersey, Inc.                                  NJ
         U-Haul Co. of New Mexico, Inc.                                  NM
         U-Haul Co. of Nevada, Inc.                                      NV
         U-Haul Co. of New York, Inc.                                    NY
         U-Haul Co. of Oklahoma, Inc.                                    OK
         U-Haul Co. of Oregon                                            OR
         U-Haul Co. of Pennsylvania                                      PA
         U-Haul Co. of Rhode Island                                      RI
         U-Haul Co. of South Carolina, Inc.                              SC
         U-Haul Co. of South Dakota, Inc.                                SD
         U-Haul Co. of Tennessee                                         TN
         U-Haul Co. of Texas                                             TX
         U-Haul Co. of Utah, Inc.                                        UT
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         U-Haul Co. of Virginia                                          VA
         U-Haul Co. of Washington                                        WA
         U-Haul Co. of Wisconsin, Inc.                                   WI
         U-Haul Co. of West Virginia                                     WV
         U-Haul Co. of Wyoming, Inc.                                     WY
         Storage Realty LLC                                              NV

Canada:
         U-Haul Co. (Canada) Ltd.                                        Ontario
                  U-Haul Inspections, Ltd.                               B.C.